                                          Registration No. 333-____________
=============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                        WOLVERINE WORLD WIDE, INC.
          (Exact Name of Registrant as Specified in Its Charter)
                            __________________
                 DELAWARE                               38-1185150
      (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization)             Identification Number)

  9341 COURTLAND DRIVE, ROCKFORD, MICHIGAN                  49351
  (Address of Principal Executive Offices)                (Zip Code)

                        WOLVERINE WORLD WIDE, INC.
                         1997 STOCK INCENTIVE PLAN
                         (Full Title of the Plan)

           STEPHEN L. GULIS, JR.         Copies to:     JEFFREY A. OTT
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL          WARNER NORCROSS & JUDD LLP
          OFFICER AND TREASURER                      900 OLD KENT BUILDING
        WOLVERINE WORLD WIDE, INC.                    111 LYON STREET, N.W.
        9341 COURTLAND DRIVE                  GRAND RAPIDS, MICHIGAN 49503-2487
         ROCKFORD, MICHIGAN 49351

                    (Name and Address of Agent for Service)

                              (616) 866-5500
       (Telephone Number, Including Area Code, of Agent for Service)

                      CALCULATION OF REGISTRATION FEE
    TITLE OF                      PROPOSED MAXIMUM    PROPOSED MAXIMUM
SECURITIES TO BE   AMOUNT TO BE    OFFERING PRICE     AGGREGATE OFFERING     AMOUNT OF
   REGISTERED     REGISTERED<F2> PER SHARE <F2><F3>     PRICE<F3><F4>     REGISTRATION FEE
Common Stock,   1,500,000 shares<F1>   $28.75             $43,125,000        $12,721.88
$1 Par Value

<F1> Plus an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

<F2> Adjusted to reflect a stock split paid in May, 1997.

<F3> Estimated solely for the purpose of calculating the registration fee.

<F4> On April 3, 1998, the average of the high and low prices of Common
     Stock of Wolverine World Wide, Inc. (the "Company") on the New York Stock Exchange was $28.75 per share. The registration fee is computed in accordance with Rule 457(h) and (c).
=============================================================================

                                 PART II.

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Wolverine World Wide, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission are incorporated in this registration statement by reference:

          (a)  The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Registrant's common stock, $1 par value, which is contained in the Registrant's Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold from the date of filing of such documents shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 145 of the Delaware General Corporation Law, the Company is permitted to indemnify its directors and officers (among others) against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with actions, suits or proceedings arising out of that person's acting in a corporate capacity or at the request of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. That section also requires that such indemnification be made to the extent that such person has been successful on the merits or otherwise in defense of any such action, suit or proceeding.

          Similarly, Article Nine of the Company's amended Certificate of Incorporation requires the Company to indemnify a present or former director, officer, employee or agent of the Company against any and all expenses, judgments, fines and amounts reasonably incurred in connection with any pending or threatened action, suit or proceeding, civil or criminal, in which such person may become involved by reason of his or her being or having been a director, officer, employee or agent of the Company or any firm, corporation or organization which he or she served in any capacity at the request of the Company. It is a condition to indemnification in connection with any such action, suit, or proceeding that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Furthermore, where such action, suit or proceeding is by or in the right of the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

          Termination of an action, suit or proceeding, civil or criminal, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that such person did not meet the required standard of conduct. The determination that a person has or has not met the standard of conduct required for indemnification may only be made by (i) the Board of Directors by a majority of a quorum consisting of the directors who were not party to such action, suit or proceeding, (ii) by written opinion of independent legal counsel who may be the regular counsel of the Company, or (iii) by the stockholders of the Company. These indemnification rights are expressly declared to be additional to such other rights to which any officer or director may be entitled by contract or as a matter or law. The Company also maintains in force a policy of directors and officers liability insurance.

          Article Ten of the Company's amended Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or to the stockholders for any breach of fiduciary duty. Article Ten does not affect the liability of a director for any breach of his or her duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct, for any conduct proscribed under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

          In addition, the Company has entered into indemnity agreements with each director and officer of the Company. The indemnity agreements indemnify each director and officer against all expenses incurred in connection with any actions or investigation involving the director or officer by reason of his or her position with the Company (or with another entity at the Company's request). The directors and officers will also be indemnified for costs, including judgments, fines and penalties, indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by the Company that covers the directors and officers. A director or officer involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in every instance on the director or officer meeting the standards of conduct set forth in the indemnity agreements. If a potential change in control occurs, the Company will fund a trust to satisfy its anticipated indemnification obligations.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.     EXHIBITS.

          The following exhibits have been filed or incorporated by reference as part of this registration statement:


EXHIBIT
NUMBER    DOCUMENT

 4(a) The Company's Certificate of Incorporation as amended, previously filed as Exhibit 3.1 to the Registrant's
          Quarterly Report on Form 10-Q for the period ended June 14, 1997, is incorporated herein by reference.

4(b)      The Company's Amended and Restated Bylaws, previously filed as
          Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, is incorporated herein by reference.

5(a)      Opinion Regarding Legality of Securities Offered.

23(a) Consent of Warner Norcross & Judd LLP--Included in Exhibit 5(a) and incorporated herein by reference.

23(b)     Consent of Ernst & Young LLP.

24        Powers of Attorney.


ITEM 9.     UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                    (i)  include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Michigan, on this 31st day of March, 1998.


                                  WOLVERINE WORLD WIDE, INC.


                                  By /S/STEPHEN L. GULIS, JR.
                                     Stephen L. Gulis, Jr.
                                     Executive Vice President, Chief
                                     Financial Officer and Treasurer
                                     (Principal Financial and Accounting
                                     Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                      TITLE                           DATE


/S/GEOFFREY B. BLOOM*      Chief Executive Officer and         March 31, 1998
Geoffrey B. Bloom          Chairman of the Board of
                           Directors

/S/TIMOTHY J. O'DONOVAN*   President and Director              March 31, 1998
Timothy J. O'Donovan


/S/STEPHEN L. GULIS, JR.   Executive Vice President, Chief     March 31, 1998
Stephen L. Gulis, Jr.      Financial Officer and Treasurer
                           (Principal Financial and
                           Accounting Officer)

/S/DANIEL T. CARROLL*      Director                            March 31, 1998
Daniel T. Carroll

/S/ALBERTO L. GRIMOLDI*    Director                            March 31, 1998
Alberto L. Grimoldi

 SIGNATURE                 TITLE                                  DATE



/S/DAVID T. KOLLAT*        Director                            March 31, 1998
David T. Kollat


/S/PHILLIP D. MATTHEWS*    Director                            March 31, 1998
Phillip D. Matthews


/S/DAVID P. MEHNEY*        Director                            March 31, 1998
David P. Mehney


/S/JOSEPH A. PARINI*       Director                            March 31, 1998
Joseph A. Parini


/S/JOAN PARKER*            Director                            March 31, 1998
Joan Parker


/S/ELIZABETH A. SANDERS*   Director                            March 31, 1998
Elizabeth A. Sanders


/S/PAUL D. SCHRAGE*        Director                            March 31, 1998
Paul D. Schrage


*By /S/STEPHEN L. GULIS, JR.                                   March 31, 1998
       Stephen L. Gulis, Jr.
       Attorney-in-Fact















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
                               EXHIBIT INDEX


EXHIBIT
NUMBER                         DOCUMENT


 4(a) The Company's Certificate of Incorporation as amended, previously filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 14, 1997, is incorporated herein by reference.

4(b) The Company's Amended and Restated Bylaws, previously filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, is incorporated herein by reference.

5(a)               Opinion Regarding Legality of Securities Offered.

23(a)              Consent of Warner Norcross & Judd LLP--Included in
                   Exhibit 5(a) and incorporated herein by reference.

23(b)              Consent of Ernst & Young LLP.

24                 Powers of Attorney.
























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